                                                                 E-Filed

Document must be filed electronically.

Paper documents will not be accepted.

Document processing fee

$25.00

Fees & forms/cover sheets

are subject to change.

To access other information or print

copies of filed documents,

visit www.sos.state.co.us and

    select Business.

Colorado Secretary of State Date and Time: 03/05/2012 11:28 AM ID Number: 20081279604 Document number: 20121140607 Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-1 10-106 of the Colorado Revised Statutes (C.R.S.)

ID number:		20081279604

1.	Entity name:	IBI Acquisitions, Inc.
(If changing the name of the corporation, indicate name BEFORE the name change)

2.	New Entity name: (if applicable)	T.O Entertainment, Inc.

3.	Use of Restricted Words (if any of these terms are contained hi an entity name, true name of an entity, trade name or trademark stated hi this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, casualty”, “mutual “, or “surety”

4.	Other amendments, if any, are attached.

5.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.	If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

OR

If the corporation’s period of duration as amended is perpetual, mark this box: ■

7.	(Optional) Delayed effective date:
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

AMD_PC                                                                       Page 1 of 2                                   Rev. 5/01/2010

8.	Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	Joiner	Gary	S.
		(Last) (First) (Middle) (Suffix)

		4750 Table Mesa Dr.
		(Street name and number or Post Office information)

		Boulder	CO	80305
		(City) (State) (Postal Zip Code)

			United States
		(Providence-if applicable) (Country – if not US)

(The document need not state the tine name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include all attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

AMD_PC                                                                       Page 2 of 2                                   Rev. 5/01/2010